Exhibit 4.8(f)(i)

EXECUTION VERSION

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of April 15, 2020 among LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company, BROADWING, LLC, a Delaware limited liability company, BROADWING COMMUNICATIONS, LLC, a Delaware limited liability company, GLOBAL CROSSING TELECOMMUNICATIONS, INC., a Michigan corporation, LEVEL 3 TELECOM HOLDINGS, LLC, a Delaware limited liability company, TELCOVE OPERATIONS, LLC, a Delaware limited liability company, and WILTEL COMMUNICATIONS, LLC, a Delaware limited liability company (each a “New Guarantor” and collectively, the “New Guarantors”), LEVEL 3 PARENT, LLC, a Delaware limited liability company (“Level 3 Parent”), LEVEL 3 FINANCING, INC., a Delaware corporation (the “Issuer”), on behalf of itself and the existing guarantors (other than Level 3 Parent) (the “Existing Guarantors”), under the Indenture referred to below, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :
WHEREAS, the Issuer, Level 3 Parent and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture dated as of November 29, 2019 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 3.875% Senior Secured Notes due 2029;
WHEREAS, the Indenture permits the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuer’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein;
WHEREAS, the Guarantee contained in this Supplemental Indenture shall constitute a “Note Guarantee”, and each of the New Guarantors shall constitute a “Guarantor”, for all purposes of the Indenture;
WHEREAS, pursuant to Section 801 and Section 1207 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of Level 3 Parent, the Issuer and the New Guarantors have been done.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, Level 3 Parent, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
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1. Agreement to Guaranty. Each New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article Twelve of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.
2. Successors and Assigns. This Supplemental Indenture shall be binding upon each New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.
3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Securities shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Securities at law, in equity, by statute or otherwise.
4. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by any New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any New Guarantor in any case shall entitle any such New Guarantor to any other or further notice or demand in the same, similar or other circumstances.
5. Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that this Supplemental Indenture has been duly authorized, executed and delivered by the Issuer and each New Guarantor and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of each New Guarantor is a legal, valid and binding obligation of such New Guarantor, enforceable against such New Guarantor in accordance with its terms.
6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
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7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, Level 3 Parent, the Existing Guarantors and the New Guarantors, and not of the Trustee.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BROADWING, LLC, as Guarantor
By
/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President & Treasurer

BROADWING COMMUNICATIONS, LLC, as Guarantor
By
/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President & Treasurer

GLOBAL CROSSING TELECOMMUNICATIONS, INC., as Guarantor
By
/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President & Treasurer

{B1341695.1}    [Signature page to 3.875% Notes due 2029 Supplemental Indenture]

Exhibit 4.8(f)(i)

EXECUTION VERSION

LEVEL 3 TELECOM HOLDINGS, LLC, as Guarantor
By
/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President & Treasurer

TELCOVE OPERATIONS, LLC, as Guarantor
By
/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President & Treasurer

WILTEL COMMUNICATIONS, LLC, as Guarantor
By
/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President & Treasurer

LEVEL 3 PARENT, LLC
By
/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President & Treasurer

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Exhibit 4.8(f)(i)

EXECUTION VERSION

LEVEL 3 FINANCING, INC., on behalf of itself as the Issuer and the other Existing Guarantors
By
/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President & Treasurer

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Exhibit 4.8(f)(i)

EXECUTION VERSION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and as Note Collateral Agent
By
/s/ Raymond Torres
Name: Raymond Torres Title: Vice President

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